Exhibit 5.1

COOLEY GODWARD
COOLEY GODWARD CASTRO HUDDLESON & TATUM

                                    ATTORNEYS AT LAW           San Francisco, CA
                                                               415 693-2000

                                                               Menlo Park, CA
                                                               415 843-5000
                                    Five Palo Alto Square
                                    3000 El Camino Real        San Diego, CA
                                    Palo Alto, CA              619 550-6000
                                    94306-2155
                                    MAIN 415 843-5000          Boulder, CO
                                    FAX  415 857-0663          303 546-4000

                                                               Denver, CO
                                    WEB http://www.cooley.com  303 606-4800

July 30, 1996


SUGEN, Inc.
515 Galveston Drive
Redwood City, CA  94063-4720


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SUGEN, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an additional 530,000 shares of the Company's Common Stock, $.01 par value, (the "Shares") pursuant to its 1992 Stock Option Plan, 1994 Non-Employee Directors' Stock Option Plan and 1994 Employee Stock Purchase Plan (the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all doucments submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

By: /s/ GREGORY C. SMITH
    ----------------------
    Gregory C. Smith

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